UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2018, Lisa A. Drummond retired as Secretary of Carter Validus Mission Critical REIT, Inc. (the “Company”), effective immediately.
The board of directors of the Company elected Todd M. Sakow as Secretary of the Company, effective September 13, 2018. Mr. Sakow continues to serve as Chief Financial Officer and Treasurer of the Company, positions he has held since August 2010.
Mr. Sakow was not elected pursuant to any arrangement or understanding between him and any other person. The Company is not aware of any family relationships among Mr. Sakow and any directors or executive officers of the Company. Mr. Sakow has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for certain transactions to which Mr. Sakow may have a direct or indirect material interest that are disclosed in the section entitled “Transactions with Related Persons, Promoters and Certain Control Persons” in the Company’s Definitive Proxy Statement, as filed with the Securities and Exchange Commission on April 27, 2018, and incorporated herein by reference.
A description of Mr. Sakow’s background is described below.
Todd M. Sakow has served as Secretary of Carter Validus Mission Critical REIT, Inc. and as Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC since September 2018 and as Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT, Inc. and Carter/Validus Advisors, LLC since August 2010. Mr. Sakow has also served as Chief Operating Officer and Secretary of Carter/Validus REIT Investment Management Company, LLC since September 2018 and has served as Chief Financial Officer and Treasurer of Carter/Validus REIT Investment Management Company, LLC since July 2010. He has also served as Chief Operating Officer and Secretary of Carter Validus Mission Critical REIT, II Inc. and of Carter Validus Advisors II, LLC since September 2018, and, from March 2013 through September 2018, served as the Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT, II Inc. and of Carter Validus Advisors II, LLC. Mr. Sakow has also served as Chief Operating Officer and Secretary of Carter Validus REIT Management Company II, LLC since September 2018 and has served as Chief Financial Officer and Treasurer of Carter Validus REIT Management Company II, LLC since January 2013. Mr. Sakow has more than 15 years of real estate and tax experience in the REIT industry and is a Certified Public Accountant. From January 2002 until July 2010, Mr. Sakow worked for American Land Lease, Inc. (formerly NYSE: ANL). From January 2006 through July 2010, he served as its Vice President of Finance, from April 2003 through January 2010, he served as Tax Director and from January 2002 through January 2006, he served as Assistant Corporate Controller. Mr. Sakow’s responsibilities included SEC reporting, REIT tax compliance, and treasury management functions. Prior to joining American Land Lease, Inc., Mr. Sakow was a senior auditor at Ernst & Young, LLP from June 1999 through January 2002. Mr. Sakow received a B.S. in Accounting and a Masters in Accounting from the University of Florida, in 1997 and 1999, respectively. Mr. Sakow has been a board member of the Friends of Joshua House since 2014.
Item 7.01    Regulation FD Disclosure.
On September 14, 2018, the Company announced in a press release the events described in Item 5.02 and Item 8.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01    Other Events.
On September 13, 2018, Lisa A. Drummond retired as Chief Operating Officer and Secretary of the Company’s external advisor, Carter/Validus Advisors, LLC (the “Advisor”), effective immediately. Todd M. Sakow was appointed as Chief Operating Officer and Secretary of the Advisor, effective September 13, 2018. Mr. Sakow continues to serve as Chief Financial Officer and Treasurer of the Advisor.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Carter Validus Mission Critical REIT, Inc. Press Release, dated September 14, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: September 14, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer